UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

| | |
|---|---|
| WILLIAM KRETOWICZ, derivatively and on behalf of KEYUAN PETROCHEMICALS, INC.,<br><br>Plaintiffs,<br><br>vs.<br><br>CHUNFENG TAO, YUXIN XIANG, GERRY GOLDBERG, MICHAEL J. ROSENBERG, DISHEN SHEN, XIN YUE , AICHUN LI, YUSHUI HUANG, WEIFENG XUE, HENGFENG SHOU,<br><br>Defendants,<br><br>-and-<br><br>KEYUAN PETROCHEMICALS, INC.,<br><br>Nominal Defendant. | Case No. 1:14-cv-00918-PAC |

**STIPULATION AND AGREEMENT OF SETTLEMENT**

This Stipulation and Agreement of Settlement ("Stipulation") of the above-captioned action (the "Derivative Action"), is entered into by: (a) William Kretowicz ( "Derivative Plaintiff"); (b) nominal defendant Keyuan Petrochemicals, Inc. ("Keyuan" or "the Company"); and (c) Chunfeng Tao, Michael J. Rosenberg, and Aichun Li (collectively, the "Settling Individual Defendants," and collectively with Keyuan, the "Settling Defendants").[1] This Stipulation is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined below), subject to the approval of the United States District Court for the Southern District of New York (the "Court").

## I. BACKGROUND AND PROCEDURAL HISTORY

On February 13, 2014, the complaint in the aforecaptioned shareholder derivative action (this "Derivative Action") was filed in the Court (the "Complaint"), and was assigned to Judge Valerie E. Caproni.

The Complaint alleges that Yuxin Xiang, Gerry Goldberg, Dishen Shen, Xin Yue, Yushui Huang, Weifeng Xue, and Hengfeng Shou ("Non-Responding Defendants") and the Settling Individual Defendants[2] breached fiduciary duties to Keyuan arising primarily out of transactions that occurred in 2009 and 2010 between Keyuan and related parties owned or controlled by Defendant Tao and his affiliates, and that were not all identified in the Company's financial statements filed with the Securities and Exchange Commission (the "SEC").

On April 1, 2014, after serving the summons and Complaint on Keyuan and Defendant Li, and after Keyuan and Defendants Tao and Li executed waivers of service, the Derivative

[1] The Settling Defendants collectively with the Derivative Plaintiff shall be referred to as the "Settling Parties."

[2] The Non-Responding Defendants and the Settling Individual Defendants are collectively referred to herein as the "Individual Defendants." The Individual Defendants and Keyuan are collectively referred to herein as the "Defendants."

Plaintiff moved the Court to allow him to serve Defendants who reside in the People's Republic of China (the "PRC") by serving counsel who have represented Keyuan and to compel Keyuan to provide information needed to serve the PRC Defendants.

On April 28, 2014, the Derivative Plaintiff and Defendant Tao filed with the Court an Initial Report pursuant to the Pilot Project regarding case management techniques for complex civil cases (the "Pilot Project") in the Southern District of New York.

On April 28, 2014, the Derivative Plaintiff also filed with the Court an electronic discovery submission and proposed order pursuant to the Pilot Project.

On May 5, 2014, the Court so ordered a stipulation entered by Derivative Plaintiff, Keyuan, and Defendants Tao and Li to extend the date for the latter three to answer the Complaint until July 7, 2014, and for proceedings in the Derivative Action to otherwise be stayed until July 7, 2014 -- in order to allow for good-faith settlement negotiations.

On May 16, 2014, this Derivative Action was reassigned to Judge Paul A. Crotty and was accepted as related to the consolidated action before Judge Crotty entitled *Vanleeuwen, et al. v. Keyuan Petrochemicals, Inc. , et al.*, 13-CV-6057 (PAC) (the "Securities Class Action").

On June 4, 2014, the Derivative Plaintiff served the summons and Complaint on Defendant Rosenberg.

On July 7, 2014, Keyuan and Defendants Tao and Li sent letters to the Court requesting a pre-motion hearing to discuss their moving the Court to dismiss the Complaint on the bases, among others, that demand is not excused and that the Complaint fails to state a claim. Defendant Li also expressed her intent to challenge the Court's personal jurisdiction over her in this case.

On July 10, 2014, the Derivative Plaintiff sent a letter to the Court discussing why he believes that the proposed bases for Keyuan's and Defendants Tao's and Li's motions to dismiss would fail.

On July 16, 2014, Defendant Rosenberg also sent a letter to the Court requesting a pre-motion hearing to discuss his moving the Court to dismiss the Complaint on the same bases that Keyuan and Defendants Tao and Li stated they would move the Court to dismiss the Complaint.

On July 21, 2014, the Court so ordered a stipulation entered by Derivative Plaintiff, Keyuan, and Defendants Tao, Li, and Rosenberg to adjourn the pre-motion to dismiss conference from July 23, 2014 to September 19, 2014 and for proceedings in the Derivative Action to otherwise be stayed until September 19, 2014 -- in order to allow for good-faith settlement negotiations to continue.

On September 11, 2014, the Derivative Plaintiff sent a letter to the Court discussing why he believes that the proposed bases for Defendant Rosenberg's motion to dismiss would fail.

Since September 2014, the pre-motion to dismiss conference continued to be adjourned, and the Settling Parties continued to negotiate the terms of the settlement.

On May 1, 2015, the Settling Parties reached a settlement agreement in principle.

Derivative Counsel intends to review extensive confirmatory discovery prior to seeking the Court's final approval of the Settlement at the Settlement Hearing. The confirmatory discovery consists of all correspondence exchanged between Keyuan's auditor Patrizio & Zhao LLC ("P&Z") and Keyuan during the period of time beginning on January 1, 2010 and ending on January 17, 2011, the date Keyuan terminated P&Z, and all documents produced by the defendants to the plaintiffs in the Securities Class Action, as an element of the settlement of that action ("Discovery Materials").

## II. THE BENEFITS OF SETTLEMENT

The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Derivative Action, along with all allegations of any wrongdoing or liability arising from any conduct, statements, actions or omissions alleged, or that could have been alleged in the Derivative Action or any shareholder demand relating to the events alleged in the Derivative Action. Defendants also deny and continue to deny all allegations that Keyuan has suffered damages by or as a result of matters alleged in the Derivative Action with respect to the Settling Defendants. The Settling Defendants have nevertheless concluded that further litigation would be expensive and distracting, and that it is desirable to settle the Derivative Action upon the terms and conditions set forth in this Stipulation. The Settling Defendants have, therefore, determined that it would be beneficial to Keyuan and its shareholders to settle the Derivative Action in the manner and upon the terms and conditions set forth in this Stipulation.

The Derivative Plaintiff continues to believe that the Derivative Action has merit. However, the Derivative Plaintiff and his counsel ("Derivative Counsel") recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants. Derivative Counsel also have taken into account the uncertain outcome and the risks of any litigation as well as the difficulties and delays inherent in such litigation. Derivative Counsel are also mindful of the inherent problems in establishing demand futility, and the possible defenses to the claims alleged in the Derivative Action. Additionally, because the vast majority of the Individual Defendants reside in the PRC, any judgment against them would be extremely difficult, if not impossible, to enforce and collect. Based upon Derivative Counsel's extensive investigation and evaluation of the facts and the law underlying the claims alleged in the Complaint, Derivative Plaintiff has

determined that the Settlement (as defined below) is fair, reasonable, and adequate and in the best interests of Keyuan and its shareholders, and has agreed to settle the Derivative Action upon the terms and conditions set forth in this Stipulation.

## III. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by the Settling Parties that, subject to Court approval, in consideration for the substantial benefits flowing to the Settling Parties from the Settlement, the claims asserted in the Derivative Action shall be finally and fully compromised, settled, released, and dismissed with prejudice, subject to the terms and conditions set forth below:

### 1. Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 "Current Keyuan Shareholder" means all Persons who owned Keyuan stock as of the date of this Stipulation and who continue to hold Keyuan stock as of the date of the Settlement Hearing. Excluded from the term "Current Keyuan Shareholder" are the Individual Defendants, the current officers and directors of Keyuan, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have a controlling interest.

1.2 "Defendants" means the Individual Defendants and nominal defendant Keyuan.

1.3 "Derivative Counsel" means The Brown Law Firm, P.C., 127A Cove Road, Oyster Bay Cove, NY 11771.

1.4 "Effective Date" means the first date by which all of the events and conditions specified in paragraph 6.1 herein have been met and/or have occurred.

1.5 "Fee and Expense Award" means any sum paid by Defendants' insurance carrier to the Derivative Plaintiff and Derivative Counsel for the Derivative Plaintiff's attorneys' fees

and litigation expenses as an award by the Court in recognition of the benefits conferred upon Keyuan and Current Keyuan Shareholders via the Derivative Action. The Settling Parties have agreed that the Fee and Expense Award shall not exceed $190,000.

1.6 "Final" means the latest of: (a) the expiration of the time for the filing or noticing of any appeal of the "Judgment," as defined below; (b) the final affirmance of the Judgment on appeal, the expiration of the time for a petition, or a denial of any petition, to review the affirmance of the Judgment on appeal, or, if such a petition for review is granted, the final affirmance of the Judgment following review pursuant to that grant; or (c) the final dismissal of any appeal from the Judgment or the final resolution of any proceeding to review any appeal from the Judgment without any material change to the Judgment. However, any proceeding, order, or any appeal or petition for review of a proceeding or order, pertaining solely to Derivative Counsel's application for an award of attorneys' fees and expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.7 "Individual Defendants" means Defendants Chunfeng Tao, Yuxin Xiang, Gerry Goldberg, Michael J. Rosenberg, Dishen Shen, Xin Yue, Aichun Li, Yushui Huang, Weifeng Xue, and Hengfeng Shou.

1.8 "Judgment" means the Final Judgment and Order entered by the Court in a form substantially similar to the Proposed Final Judgment and Order attached hereto as Exhibit C.

1.9 "Notice" means the form of notice of the Settlement to be provided and published by Keyuan, substantially in the form attached hereto as Exhibit B.

1.10 "Person" means an individual, business or legal entity, including any corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust,

unincorporated association, government or any political subdivision or agency thereof, and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.11 "Preliminary Approval Order" means an order entered by the Court substantially in the form attached hereto as Exhibit A.

1.12 "Released Claims" means any and all claims, demands, rights, suits, remedies and causes of action of every kind and nature whatsoever, whether based on federal, state, local, statutory, common or foreign law or any other law, rule, regulation or principle of equity, whether known or unknown, whether suspected or unsuspected, whether contingent or non-contingent, whether accrued or unaccrued, whether or not concealed or hidden, whether factual or legal, and for any remedy whether at equity or law, including, without limitation, Unknown Claims (as defined below), that were, could have been, or might have been asserted from the beginning of time through the date of entry of the Final Judgment and Order, by Keyuan or any Keyuan shareholder in the Derivative Action, in any shareholder demand, or in any other forum directly or derivatively on behalf of Keyuan, against the Released Parties, or any of them, or any other individual named or unnamed, in connection with, arising out of, related to, based upon, in whole or in part, directly or indirectly (i) any action or omission or failure to act relating to any of the issues, transactions, statements, omissions, matters, facts, and events that were or could have been asserted, identified, set forth, referenced, or alleged in any pleading or other document filed in the Derivative Action and/or the Securities Class Action, and/or (ii) the settlement of the Derivative Action, including the payments provided for in this Stipulation; provided, however, that "Released Claims" does not include or encompass (a) claims arising out of, based upon, or related to any Individual Defendant's right to indemnification, reimbursement and/or advancement of attorneys' fees and defense costs and expenses relating to or arising out of the

subject matter of the Derivative Action and/or the Securities Class Action, (b) claims by Keyuan and/or any Individual Defendant for insurance coverage; or (c) claims asserted in the Securities Class Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

1.13 "Released Parties" means the Individual Defendants, including each and all individuals named or who could have been named in the Derivative Action, as well as each and all members of their immediate families, spouses, parent entities, affiliates, and subsidiaries, and each and all of their respective past and present officers, directors, employees, agents, attorneys, accountants, auditors, insurers, heirs, executors, estates, beneficiaries, administrators, predecessors, successors, assigns, and representatives, as well as any entities in which they have a controlling interest or any trusts of which they are the settler or which is for the benefit of them and/or member(s) of their families.

1.14 "Releasing Parties" means the Derivative Plaintiff (both individually, and derivatively on behalf of Keyuan), Keyuan, and every Keyuan shareholder, and each and all members of their families, heirs, administrators, predecessors, successors, parent entities, subsidiaries, affiliates, custodians, agents, representatives, executors, assigns, estates, trusts, trustees, trust beneficiaries, and all Persons acting for or in concert with any of the aforementioned Parties.

1.15 "Settlement" means the agreement made and entered into by and among the Settling Parties as set forth in this Stipulation.

1.16 "Settlement Hearing" means the hearing or hearings that the Settling Parties will request that the Court hold after dissemination of the Notice in order to consider and determine,

among other things, whether the Settlement should be approved and whether Judgment should be entered dismissing the Derivative Action with prejudice.

1.17 "Unknown Claims" means any Released Claim(s) that the Releasing Party does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties that, if known by him, her, or it might have affected his, her, or its settlement with, and release of, the Released Parties, or might have affected his, her, or its decision not to object to this Settlement, including claims based on the discovery of facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Released Claims. The Settling Parties further agree that the Released Claims constitute an express waiver of all rights and protections afforded by California Civil Code § 1542 and all similar federal, state or foreign laws, rights, rules, or legal principles. Section 1542 states:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Releasing Parties shall be deemed by operation of the Judgment to have acknowledged that the release of Unknown Claims was separately bargained for and is a key element of the Settlement.

**2. Confirmatory Discovery and Corporate Governance Matters**

As part of this Settlement, within twenty-one (21) calendar days after this Stipulation is entered on July 1, 2015, Keyuan shall produce all of the Discovery Materials to Derivative Counsel.

Keyuan agrees, subject to the occurrence of the Effective Date, to implement and maintain the corporate governance reforms set forth in this section (the "Reforms"), and to maintain such Reforms for a period of at least 5 years following the Effective Date. Defendants

acknowledge that the filing, pendency, prosecution, and settlement of the Derivative Action were a substantial and material cause in the Company's decision to adopt, implement, and maintain the Reforms. The Reforms, which must be instituted within 2 months of the Effective date unless otherwise stated below, are as follows:

2.1 Keyuan's Nominating and Corporate Governance Committee ("NCGC") Charter shall be amended to define its responsibilities to include the following: A. The NCGC shall consist entirely of "Independent Directors" as set forth in NASDAQ Listing Rule 5605 et. seq.; B. Reviewing and identifying opportunities to improve communication channels across Keyuan regarding ethics and compliance issues; C. Providing guidance regarding interpretation and application of Keyuan's Code of Conduct (the "Code"), including an annual review of the Code; D. Overseeing process and procedures related to violations of the Code; E. Providing annual reports to Keyuan's Audit Committee, Chief Executive Officer ("CEO"), and Chairman of the Board of Directors ("Chairman"), in addition to Keyuan's Board of Directors ("Board"); F. Reviewing potential conflicts of interest involving Keyuan executive officers; and G. Reviewing reports created by Keyuan's Code Compliance Officer ("CCO") as described below.

2.2 Membership of the NCGC will be increased from 2 to 3 directors.

2.3 The NCGC shall convene as often as it shall determine necessary, but not less frequently than semi-annually.

2.4 Within 6 months of the date of this Stipulation, Keyuan shall amend the Code as follows: A. The position of the CCO shall be created; B. The CCO shall be selected by the NCGC; C. The compensation of the CCO shall be reviewed and approved by Keyuan's Compensation Committee; and D. The Code shall be amended to provide the CCO with the following responsibilities: 1. Undertaking risk assessment to determine highest risk compliance

areas to Keyuan; 2. Developing and overseeing Keyuan's compliance training programs; 3. Maintaining ongoing audits (in coordination with Internal Audit) to monitor progress of risk assessments and training; 4. Overseeing investigatory policies and procedures; 5. Explaining, clarifying and providing guidance about the Code; 6. Receiving information concerning potential violations of the Code; 7. Evaluating, investigating, and determining whether violations of the Code occurred, and reporting such violations to the Board, CEO, and Chairman; and 8. Determining whether disciplinary actions must be implemented as a result of any violations of the Code that occurred.

2.5 Keyuan must fully fund all of the corporate governance measures within 12 months of the date of this Stipulation.

2.6 Keyuan shall add a provision to the Code regarding its administration and oversight to provide that the Board is ultimately responsible for its implementation.

2.7 Keyuan shall add a provision providing that the Board, through the NCGC, will review the Code and reports submitted by the NCGC to determine the adequacy of Keyuan's mechanisms and processes for detecting, reporting, investigating, and appropriately addressing suspected violations of the Code.

2.8 Keyuan shall add a provision to the Code requiring identification, approval of, and appropriate disclosure of potential related-party transactions, including that any material related-party transactions must be approved by a majority of Keyuan's independent directors.

2.9 Keyuan shall add a provision to the Code that it cannot be modified without the prior approval of the NCGC and by a majority of the disinterested members of the Board.

2.10 In the event that any material modifications are made to the Code, they shall be disclosed in accordance with SEC rules and regulations, as they may be modified from time to time.

2.11 The Company shall develop and implement a number of enhancements to its ethics and compliance training programs, including the following: A. Each director, following his or her appointment to the NCGC, shall complete an orientation program that shall include information about principles of corporate governance; B. On a bi-annual basis, the Board and Keyuan's senior management will receive an in-person presentation by a recognized expert regarding corporate governance issues; C. Code training will be annually reviewed to ensure business ethics are given a prominent role; and, D. New Keyuan managers will be provided targeted ethics and compliance training modules.

2.12 Within 6 months of the date of this Stipulation, the CCO, with approval and input of the NCGC, shall adopt a Policy Regarding Related Party Transactions (the "Related-Party Transaction Policy") to be specifically cross-referenced and incorporated into the Code.

2.13 The Related-Party Transaction Policy will require all Board members to submit to the CCO an up-to-date list of companies in which they are a director, an officer, and/or of which they own a controlling interest, and to promptly update the list when any changes occur.

2.14 The CCO will implement procedures to ensure that any material transaction that Keyuan is contemplating that would confer a monetary or other benefit to a party that is related to Keyuan will promptly be disclosed to the Board. Materiality of such transactions and whether such transactions are with a party that is related to Keyuan shall be determined by the factors set forth under Item 404(a) of Regulation S-K. The procedures shall include written disclosure to the Board of the details of any such transaction including the nature of the relationship between

the proposed counter-party and the party related to Keyuan, financial terms and other pertinent information.

2.15 No Keyuan director shall concurrently serve on the board of directors of any more than 3 public companies, and the CEO of Keyuan shall not serve on the board of directors of more than 2 public companies, including Keyuan.

2.16 The Board's independent directors must approve or ratify any related-party transactions and Keyuan must make timely disclosures on an annual basis of all such transactions that are determined to be material. The Board's independent directors will consider the business purpose for any proposed related-party transaction, the fairness of the transaction to the Company, and whether the proposed transaction impairs the independence of any outside director or presents an improper conflict of interest for any Keyuan officer or director.

2.17 Each independent director shall certify his or her status as an independent director in writing and inform the Chairman immediately in writing of any change in such status.

2.18 Keyuan's independent directors shall meet separately from the rest of the Board at least once per year.

2.19 A majority of the Board should consist of independent directors.

2.20 To be one of Keyuan's independent directors, one must not be a relative (through blood or marriage) or close friend of someone who is an officer or employee of Keyuan or who owns 5% or more of Keyuan's stock. Keyuan's independent directors must have no material relationships with the Company, including members of the Company's senior management, that would impair such directors' independence.

2.21 Keyuan's independent directors shall be entitled, acting as a group by vote of a majority of such independent directors, to retain legal counsel, accountants, consultants, or other

experts, at Keyuan's expense, to advise the independent directors concerning issues arising in the exercise of their functions and powers.

2.22 Keyuan's Audit Committee Charter shall be amended to define its responsibilities as including the following: A. At least once per year, the Audit Committee shall review all material Keyuan investments, and will work with management and/or other professionals to ensure that such investments are properly valued; B. The Audit Committee must examine the valuation and market price for assets Keyuan is interested in acquiring; and C. Each regularly scheduled meeting of the Audit Committee shall include at least one session with no management present.

2.23 Within 6 months of the date of this Stipulation, the Audit Committee must consist of 3 directors.

2.24 None of the matters set forth in Paragraphs 2.1 through 2.23 herein shall be deemed to imply that Keyuan's prior corporate procedures were deficient.

2.25 The Settling Parties acknowledge and agree that the Reforms set forth in this Settlement confer substantial benefits upon Keyuan and its shareholders.

**3. Release and Bar**

3.1 Upon the Effective Date, each of the Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims as against the Released Parties; provided, however, that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

3.2 Upon the Effective Date, each of the Releasing Parties will be forever barred and enjoined from commencing, instituting, maintaining or prosecuting any of the Released Claims in any court, or other forum, or proceeding.

3.3 Upon the Effective Date, the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Derivative Plaintiff and Derivative Counsel from all claims or demands relating to or arising out of, or connected with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action and/or the Released Claims; provided, however, that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

3.4 Pending final approval of the Settlement by the Court, the Releasing Parties are barred and enjoined from instituting, commencing, maintaining, or prosecuting any action or proceeding against the Released Parties asserting any of the Released Claims or challenging the Settlement other than in this action in accordance with the procedures established by the Court (the "Injunction"). If any action is taken by any Releasing Party in violation of the Injunction, the Derivative Plaintiff, if requested, shall join in any motion and shall otherwise use their reasonable best efforts to effect a withdrawal, dismissal, transfer or stay of such action.

**4. Derivative Counsel's Application for Attorneys' Fees and Reimbursement of Litigation Expenses**

4.1 Derivative Counsel will apply to the Court for a Fee and Expense Award of attorneys' fees and expenses in the amount of $190,000. Defendants will not oppose such application. Derivative Counsel may, subject to the Court's approval, pay to the Derivative Plaintiff a service award of $1,000 out of the Fee and Expense Award. The Settling Parties agree that the Derivative Plaintiff is entitled to an amount of reasonable attorneys' fees and expenses, up to a maximum aggregate amount of $190,000, reflecting the substantial benefits conferred on Keyuan by the Settlement and the risks undertaken in pursuing the Derivative Action. Upon approval of the Court of the Derivative Counsel's application, Keyuan shall cause any fees and

expenses awarded by the Court (up to and including the maximum amount of $190,000) to be paid by Defendants' insurance carrier to The Brown Law Firm, P.C., as Derivative Counsel, within ten (10) business days of the Court's entry of the Final Judgment and Order in connection with the Settlement, subject to Derivative Counsel's obligation to make refunds or repayments to Defendants' insurance carrier if for any reason whatsoever, including any appeal and/or further proceeding or remand, or successful collateral attack, the Fee and Expense Award is lowered or reversed.

4.2 No order of the Court, or modification or reversal on appeal of any order of the Court, concerning the amount or allocation of attorneys' fees or expenses shall constitute grounds for cancellation or termination of this Stipulation or prevent the Judgment from becoming Final.

4.3 Except as otherwise expressly provided in Paragraphs 4.1 and 5.1, the Settling Parties shall bear their own attorneys' fees and costs incurred in connection with the Derivative Action and Settlement, and it is agreed that the Individual Defendants shall not bear any personal responsibility or liability for payment of any of the Derivative Plaintiff's attorneys' fees and expenses.

**5. Preliminary Approval and Notice**

5.1 Promptly following the execution of this Stipulation, the Settling Parties shall submit this Stipulation, together with its Exhibits, to the Court, and shall apply for entry of a Preliminary Approval Order, substantially in the form of Exhibit A attached hereto.

5.2 Not later than ten calendar days following the entry of the Preliminary Approval Order, Keyuan shall cause this Stipulation and the Notice to be filed with the SEC on Form 8-K. In addition, Derivative Counsel will cause the Notice to be published on one occasion in the *Investor's Business Daily*, costs of which shall be paid by Derivative Counsel.

**6. Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination**

6.1 The Settlement shall be conditioned on the occurrence of all of the following events:

a. entry by the Court of the Preliminary Approval Order in all material respects;

b. Court approval of the Settlement in all material respects following notice to Current Keyuan Shareholders and the Settlement Hearing;

c. entry of the Final Judgment and Order in the Derivative Action in all material respects;

d. the passing of the date upon which the Judgment becomes Final; and

e. the production by Keyuan to Derivative Counsel of all Discovery Materials.

6.2 If any of the conditions listed in paragraph 6.1 above are not met, this Stipulation and any Settlement documentation shall be null and void and of no force and effect, and the Settling Parties shall be restored to their positions as of the last date before this Stipulation and the Settling Parties shall resume the litigation before the Court. All negotiations, proceedings, documents prepared, and statements made in connection with the Settlement shall be without prejudice to any Party, shall not be deemed or construed to be an admission by any Settling Party of any act, matter or proposition, and shall not be used in any manner or for any purpose in the Derivative Action or in any other action or proceeding. Further, in the event that any of the conditions listed in paragraph 6.1 are not met, the terms and provisions of this Stipulation shall not be used in the Derivative Action or in any other action or proceeding for any purpose, and any judgments or orders entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated.

**7. Miscellaneous Provisions**

7.1 Neither this Stipulation, nor any of its terms or provisions, nor the Exhibits hereto, nor any document referred to herein, nor entry of the Judgment, nor any action taken to carry out this Stipulation or the Settlement is, may be construed as, or may be used as, evidence of the validity of any claim or as an admission by or against the Settling Parties of any fault, wrongdoing, or concession of liability whatsoever.

7.2 Neither this Stipulation, nor any of its terms or provisions, nor the Exhibits hereto, nor any document referred to herein, nor entry of the Judgment nor any action taken to carry out this Stipulation or the Settlement shall be offered or received into evidence in any action or proceeding for any purpose whatsoever other than to enforce the provisions of this Stipulation, except that this Stipulation and the Exhibits hereto may be filed as evidence of the Settlement to support a defense of *res judicata*, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

7.3 The Settling Parties: (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to act in good faith and cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation.

7.4 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes among them with respect to the Derivative Action. This Stipulation and its Exhibits constitute the entire agreement among the Settling Parties concerning the Settlement, and no representations, warranties, or inducements have been made by any Settling Party concerning this Stipulation and its Exhibits other than those contained and memorialized in such documents.

7.5 The Settling Parties agree that the terms of this Settlement, including the amount of attorneys' fees and expenses, were negotiated at arm's length in good faith by the Settling

Parties, and that the Settlement was reached voluntarily after consultation with experienced legal counsel. The Settling Parties further agree that they and their respective counsel have at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar rules of professional conduct.

7.6 The headings used in this Stipulation are used for the purpose of convenience only and are not meant to have legal effect.

7.7 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.8 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.9 This Stipulation may be executed in one or more counterparts, including by facsimile and/or emailed PDF counterparts. All executed counterparts, including facsimile and PDF counterparts, shall be deemed to be one and the same instrument.

7.10 This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, and legal representatives.

7.11 This Stipulation shall be construed as having been drafted by all the Settling Parties to it, so that any rule of construction by which ambiguities are interpreted against the drafter shall have no force and effect.

7.12 All Persons executing this Stipulation and any of the Exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms.

7.13 The waiver by any Party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior or subsequent to, or contemporaneous with, the execution of this Stipulation.

7.14 The rights and obligations of the Settling Parties shall be construed and enforced in accordance with, and governed by, the substantive laws of the State of Nevada without giving effect to that State's choice-of-law principles.

7.15 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court solely for the specific and limited purposes of implementing and enforcing the Settlement embodied in the Stipulation. By entering into this Stipulation and Settlement, the Settling Parties are not, and may not be deemed to be, submitting generally to the jurisdiction of the Court or to the State of New York for any purpose other than as specifically set forth in this paragraph.

IN WITNESS WHEREOF, the Settling Parties hereto have caused this Stipulation to be executed by their duly authorized attorneys and dated July 1, 2015.

THE BROWN LAW FIRM, P.C.

Timothy W. Brown
127A Cove Road
Oyster Bay Cove, NY 11771
Tel: (516) 922-5427

*Counsel for the Derivative Plaintiff*

DLA PIPER LLP (US)

Robert D. Weber
2000 Avenue of the Stars
Suite 400 North Tower
Los Angeles, CA 90067
Tel: (310) 595-3009

*Counsel for Nominal Defendant Keyuan Petrochemicals, Inc.*

HUNTER TAUBMAN WEISS LLP

Mark David Hunter
255 University Drive
Coral Gables, FL 33134
Tel: (305) 629-8816

*Counsel for Defendant Chunfeng Tao*

PAUL HASTINGS LLP

______________________________
Jodi Kleinick
75 East 55th Street
New York, NY 10022
Tel: (212) 318-6000

*Counsel for Defendant Aichun Li*

BROAD AND CASSEL
ATTORNEYS AT LAW

______________________________
Daniel S. Newman, P.A.
One Biscayne Tower, 21st Floor

______________________________
Robert D. Weber
2000 Avenue of the Stars
Suite 400 North Tower
Los Angeles, CA 90067
Tel: (310) 595-3009

*Counsel for Nominal Defendant Keyuan Petrochemicals, Inc.*

HUNTER TAUBMAN WEISS LLP

______________________________
Mark David Hunter
255 University Drive
Coral Gables, FL 33134
Tel: (305) 629-8816

*Counsel for Defendant Chunfeng Tao*

PAUL HASTINGS LLP

Jodi Kleinick /hmp
______________________________
Jodi Kleinick
75 East 55th Street
New York, NY 10022
Tel: (212) 318-6000

*Counsel for Defendant Aichun Li*

BROAD AND CASSEL
ATTORNEYS AT LAW

______________________________
Daniel S. Newman, P.A.
One Biscayne Tower, 21st Floor

______________________________
Robert D. Weber
2000 Avenue of the Stars
Suite 400 North Tower
Los Angeles, CA 90067
Tel: (310) 595-3009

*Counsel for Nominal Defendant Keyuan Petrochemicals, Inc.*

HUNTER TAUBMAN WEISS LLP

______________________________
Mark David Hunter
255 University Drive
Coral Gables, FL 33134
Tel: (305) 629-8816

*Counsel for Defendant Chunfeng Tao*

PAUL HASTINGS LLP

______________________________
Jodi Kleinick
75 East 55th Street
New York, NY 10022
Tel: (212) 318-6000

*Counsel for Defendant Aichun Li*

BROAD AND CASSEL
ATTORNEYS AT LAW

______________________________
Daniel S. Newman, P.A.
One Biscayne Tower, 21st Floor

2 South Biscayne Boulevard
Miami, FL 33131
Tel: (305) 373-9467

*Counsel for Defendant Michael J. Rosenberg*

**CERTIFICATE OF SERVICE**

I hereby certify that on this on the 15th day of July 2015, a true and correct copy of the foregoing document was served by CM/ECF to the parties registered to the Court's CM/ECF system.

/s/ Timothy W. Brown
Timothy W. Brown